Exhibit (a)(1)(J)

AMENDED AND RESTATED

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

Take-Two Interactive Software, Inc.

to

EA08 Acquisition Corp.

a wholly-owned subsidiary of

Electronic Arts Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 16, 2008, UNLESS THE OFFER IS EXTENDED.

(Not be used for Signature Guarantees)

This Amended and Restated Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing shares of common stock, par value $.01 per share, and the associated preferred stock purchase rights (together, the “Shares”), of Take-Two Interactive Software, Inc., a Delaware corporation (“Take-Two”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to U.S. Bank National Association, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in “The Offer—Section 1—Terms of the Offer” of the Amended and Restated Offer to Purchase (as defined below)) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis. This Amended and Restated Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Offer—Section 3—Procedure for Tendering Shares” of the Amended and Restated Offer to Purchase.

The Depositary For The Offer Is:

U.S. Bank National Association

By Registered or Certified Mail or Overnight Courier:

U.S. Bank National Association West Side Flats Operations Center Attn: Specialized Finance, Joyce Terry Corporate Trust Services 60 Livingston Ave. Mail Station—EP-MN-WS2N St. Paul, MN 55107-2292

For Information: (651) 495-3512

By Facsimile: (651) 495-8158

DELIVERY OF THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE AMENDED AND RESTATED LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to EA08 Acquisition Corp. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of Electronic Arts Inc. (“Electronic Arts”), upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase dated April 18, 2008 (the “Offer to Purchase”), and the related Amended and Restated Letter of Transmittal (which, together with the Amended and Restated Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in “The Offer—Section 3—Procedure for Tendering Shares” of the Amended and Restated Offer to Purchase.

Name(s) of Record Holder(s):

(Please Print)

Address(es):

Area Code and Tel. No.:

Signature(s):

Number of Shares:

Certificate Nos. (if available):

Check this box if Shares will be tendered by book-entry transfer: ☐

Depositary Trust Company

Account Number at Book-

Entry Transfer Facility:

Dated:                             , 2008

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Amended and Restated Offer to Purchase), together with a properly completed and duly executed Amended and Restated Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Amended and Restated Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq Global Select Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Amended and Restated Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Zip Code

Area Code and Tel. No.:

Authorized Signature:

Name:

Please Print

Title:

Dated:                                                       , 2008

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR AMENDED AND RESTATED LETTER OF TRANSMITTAL.